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                                                                    EXHIBIT 23.1

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statements (Form S-3 File Nos. 333-16341, 333-43085, 333-38574, 333-85144 and 333-85144-01
through -09; and Form S-8 File Nos. 33-55783, 33-57237, 33-61739, 333-03383,
333-06209, 333-16413, 333-16415, 333-28419, 333-59467, 333-62647, 333-78623,
333-94787, 333-94789, 333-61670, 333-108881, 333-108882 and 333-108883) of Lear
Corporation and in the related Prospectus of our reports dated February 9, 2005, with respect to the consolidated financial statements and schedule of Lear Corporation and Lear Corporation management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting of Lear Corporation included in this Annual Report (Form 10-K) for the year ended December 31, 2004.

/s/ ERNST & YOUNG LLP


Troy, Michigan
February 28, 2005